Exhibit 99.1

Kellanova
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Maxime Clermont, (269) 660-4224

Media Contact:
Kris Bahner, (269) 961-3799

Kellanova Reports First Quarter Results

Chicago, Ill. – May 1, 2025 – Kellanova (NYSE: K) today announced results for its first quarter of 2025.

Pending Transaction:
As announced on August 14, 2024, Mars, Incorporated, a family-owned, global leader in pet care, snacking, and food, and Kellanova, a leading company in global snacking, international cereal and noodles, North American plant-based foods, and frozen breakfast foods, had entered into a definitive agreement under which Mars has agreed to acquire Kellanova for $83.50 per share in cash. Shareowners approved this proposed transaction on November 1, 2024. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close within the first half of 2025.

Highlights of the Quarter:

•While net sales were impacted by negative currency translation and widespread category softness, the Company sustained growth on an organic basis, led again by its emerging markets.

•Operating profit growth benefited from lapping prior-year restructuring charges, while declining as expected on an adjusted-basis.

•Earnings per share growth was driven by the lapping of prior-year restructuring charges and a lower effective tax rate.

•Due to the pending merger with Mars, Incorporated, Kellanova will not be providing forward-looking guidance.

“Our organization demonstrated focus and determination in managing through what is undeniably an uncertain macroeconomic and industry environment," commented Steve Cahillane, Kellanova’s Chairman, President, and Chief Executive Officer. "We delivered against our budget in the quarter, led by our emerging markets, and we are encouraged by our improvement in category share performance in key markets around the world. Meanwhile, we are planning contingencies and taking action for managing through continued global economic uncertainty, even as we prepare for our next chapter as part of a global snacking powerhouse with Mars."

Financial Summary:	Quarter ended
(millions, except per share data)	March 29, 2025	March 30, 2024	% Change
Reported Net Sales	$3,083	$3,200	(3.6)%
Organic Net Sales *	$3,222	$3,200	0.7%

Reported Operating Profit	$430	$393	9.3%
Adjusted Operating Profit *	$441	$508	(13.1)%
Currency-Neutral Adjusted Operating Profit *	$454	$508	(10.5)%

Reported Diluted Earnings Per Share	$0.87	$0.78	11.5%
Adjusted Diluted Earnings Per Share *	$0.90	$1.01	(10.9)%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$0.93	$1.01	(7.9)%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
First Quarter Consolidated Results
First quarter 2025 GAAP (or "reported") net sales decreased by 4% year on year, as negative foreign currency translation more than offset the net impact of increased price/mix and lower volume. On an organic basis, which excludes the impact of currency, the Company's net sales increased by 1%.

Reported operating profit in the first quarter increased by 9% year on year, due primarily to the lapping of last year's network optimization charges, which more than offset negative foreign currency translation and the profit margin impacts of higher costs and adverse mix. On an adjusted basis, which excludes mark-to-market and one-time charges, operating profit decreased by 13%, and excluding currency translation, operating profit decreased by 11%.

Reported earnings per share in the first quarter increased by 12% year on year, due to the higher operating profit and a lower effective tax rate, partially offset by increased average shares outstanding. On an adjusted basis, earnings per share decreased by 11%, and excluding currency translation, adjusted earnings per share decreased by 8%.

Year-to-date net cash provided by operating activities was $116 million, representing a decrease from the year-earlier period's $366 million, primarily due to lapping a $175 million post-retirement distribution in the year-earlier quarter. Capital expenditure of $176 million was higher than prior year due to timing differences. Free cash flow, defined as net cash provided by operating activities less capital expenditure, was therefore $(60) million year-to-date, a decrease of $269 million from the year-earlier period.

First Quarter Business Performance

Please refer to the segment tables in the back of this document.
Kellanova in the first quarter sustained growth in organic net sales, in line with its internal projection. This growth was led by emerging markets, and was delivered in spite of prolonged category-wide softness, particularly in developed markets. As expected, profit and profit margins were pressured in the quarter by higher costs and adverse business mix, and the Company delivered against its internal projections for adjusted operating profit and earnings per share.

North America’s reported and organic net sales decreased by 4% during the first quarter, as volume declined amidst further softening of snacking and frozen categories. North America's reported operating profit in the quarter decreased by 9% year on year, reflecting primarily the net sales decline and related negative operating leverage, partially offset by lapping up front charges for network optimization and separation costs in the year-ago quarter. On an adjusted and currency-neutral adjusted basis, operating profit decreased by 18%.

Europe's reported net sales decreased 3% year on year in the first quarter, due to negative foreign currency translation and a volume decline amidst soft category demand, partially offset by positive price/mix from revenue growth management actions. On an organic basis, net sales decreased by 2%. Europe’s reported operating profit increased by 227% year on year in the quarter, reflecting the lapping of up-front charges for network optimization in the prior-year quarter, with productivity and savings otherwise offsetting the impacts of lower net sales and increased brand investment. On an adjusted basis, operating profit decreased by 1%, and excluding currency translation it was flat.

Latin America's reported net sales in the first quarter decreased by 15% year on year, due to significantly negative foreign currency translation and a volume decline related to softened categories, including cookies and powdered drinks in Brazil and cereal in Mexico, partially offset by increased price/mix. On an organic basis, net sales decreased by 2%. Reported operating profit in the quarter decreased by 32% year on year, as significantly negative currency translation, a negative swing in net mark-to-market, and increased brand investment more than offset the positive impact of productivity and price realization. Adjusted operating profit declined 9% and currency-neutral adjusted operating profit increased by 7%.

Asia Pacific, Middle East and Africa's ("AMEA's") reported net sales increased by 3% year on year in the first quarter, as volume growth and currency-influenced price realization in Nigeria more than offset the impacts of significantly negative foreign currency translation, principally related to the Nigerian Naira, and a decline in snacks volume in Asia and Australia, related to slowing categories. On an organic basis, net sales increased by 17%. AMEA's reported operating profit in the quarter decreased by 2% year on year, as negative currency translation more than offset the impact of strong local-currency net sales growth. On an adjusted basis, operating profit decreased by 2%, and excluding currency translation it increased by 10%.

About Kellanova
With approximately $13 billion in net sales in 2024, Kellanova (NYSE: K) is a leader in global snacking, international cereal and noodles, and North America frozen foods with a legacy stretching back more than 100 years.
Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg's Rice Krispies
Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova’s vision is to become the world’s best-performing snacks-led powerhouse, unleashing the full potential of our differentiated brands and our passionate people.

At Kellanova, our purpose is to create better days and ensure everyone has a seat at the table through our trusted food brands. We are committed to promoting sustainable and equitable food access by tackling the crossroads of hunger, sustainability, wellbeing, and equity, diversity & inclusion. Our goal is to create Better
Days for 4 billion people by the end of 2030 (from a 2015 baseline). For more detailed information about our commitments, our approach to achieving these goals, and methodology, please visit our website at https://
www.kellanova.com.

Non-GAAP Financial Measures

This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and free cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, operating margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the

Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, losses resulting from divestitures, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, costs of the separation transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents. With respect to net debt, cash and cash equivalents are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Free Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Free cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of free cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measure

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning and expectations, among other things, the proposed acquisition (the “Merger”) of Kellanova (the“Company”) by Mars, Incorporated, regulatory approvals, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,”

“estimates,” “implies,” “can,” or words or phrases of similar meaning and may involve risks and uncertainties that could cause the Company’s actual results or activities to differ materially from these predictions. These risks and uncertainties include, but are not limited to: the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the proposed transaction disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly
Reports on Form 10-Q, and Current Reports on Form 8-K.

[Kellanova Financial News]

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended
(Results are unaudited)	March 29, 2025	March 30, 2024
Net sales	$3,083	$3,200
Cost of goods sold	2,024	2,169
Selling, general and administrative expense	629	638
Operating profit	430	393
Interest expense	63	83
Other income (expense), net	11	43
Income before income taxes	378	353
Income taxes	73	82
Earnings (loss) from unconsolidated entities	3	—
Net income (loss)	308	271
Net income (loss) attributable to noncontrolling interests	4	4
Net income (loss) attributable to Kellanova	$304	$267
Per share amounts:
Basic earnings	$0.88	$0.78
Diluted earnings	$0.87	$0.78
Average shares outstanding:
Basic	346	341
Diluted	349	344
Actual shares outstanding at period end	347	342

Kellanova and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	March 29, 2025	March 30, 2024
Operating activities
Net income	$308	$271
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	92	86
Impairment of property	—	60
Postretirement benefit plan expense (benefit)	(6)	(18)
Deferred income taxes	68	29
Stock compensation	22	21
Other	(23)	36
Distribution from postretirement benefit plan	—	175
Postretirement benefit plan contributions	(12)	(22)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	16	(173)
Inventories	(46)	(4)
Accounts payable	(106)	(14)
All other current assets and liabilities	(197)	(83)
Net cash provided by (used in) operating activities	116	364
Investing activities
Additions to properties	(176)	(155)
Purchases of marketable securities	(72)	(175)
Sales of marketable securities	84	—
Settlement of net investment hedges	—	(7)
Other	12	4
Net cash provided by (used in) investing activities	(152)	(333)
Financing activities
Net issuances (reductions) of notes payable	474	115
Reductions of long-term debt	(631)	(2)
Net issuances of common stock	42	23
Cash dividends	(197)	(191)
Other	(1)	(3)
Net cash provided by (used in) financing activities	(313)	(58)
Effect of exchange rate changes on cash and cash equivalents	(15)	(5)
Increase (decrease) in cash and cash equivalents	(364)	(32)
Cash and cash equivalents at beginning of period	694	274
Cash and cash equivalents at end of period	$330	$242

Kellanova Defined Free Cash Flow:
Net cash provided by (used in) operating activities	$116	$364
Additions to properties	(176)	(155)
Free cash flow (operating cash flow less property additions) (a)	$(60)	$209

(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellanova and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	March 29, 2025	December 28, 2024
	(unaudited)
Current assets
Cash and cash equivalents	$330	$694
Accounts receivable, net	1,572	1,522
Inventories	1,223	1,165
Other current assets	349	373
Total current assets	3,474	3,754
Property, net	3,345	3,234
Operating lease right-of-use assets	606	601
Goodwill	5,020	5,003
Other intangibles, net	1,774	1,760
Investments in unconsolidated entities	103	99
Other assets	1,152	1,177
Total assets	$15,474	$15,628
Current liabilities
Current maturities of long-term debt	$4	$632
Notes payable	586	113
Accounts payable	2,129	2,236
Current operating lease liabilities	141	134
Accrued advertising and promotion	572	611
Accrued salaries and wages	185	259
Other current liabilities	724	675
Total current liabilities	4,341	4,660
Long-term debt	5,027	4,998
Operating lease liabilities	462	465
Deferred income taxes	579	541
Pension liability	580	599
Other liabilities	460	483
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,005	1,121
Retained earnings	9,497	9,358
Treasury stock, at cost	(4,425)	(4,533)
Accumulated other comprehensive income (loss)	(2,267)	(2,276)
Total Kellanova equity	3,915	3,775
Noncontrolling interests	110	107
Total equity	4,025	3,882
Total liabilities and equity	$15,474	$15,628

Kellanova and Subsidiaries
Exhibit 1
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended March 29, 2025
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$9	$(16)	$7	$—	$(2)	$—	$—	$4	$0.01
Separation costs (pre-tax)	2	4	(5)	—	—	—	—	(5)	(0.02)
Network optimization (pre-tax)	6	—	(6)	—	—	—	—	(6)	(0.02)
Proposed merger costs (pre-tax)	—	6	(6)	—	—	—	—	(6)	(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(2)	—	2	0.01
Foreign currency impact	(103)	(22)	(13)	2	(1)	(3)	1	(9)	(0.03)
Adjustments to adjusted basis	$(86)	$(28)	$(24)	$2	$(3)	$(4)	$1	$(20)	$(0.06)

	Quarter ended March 30, 2024
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Interest expense	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities and noncontrolling interests	Total adjustments	Per share amount: Diluted
Mark-to-market (pre-tax)	$10	$(9)	$(1)	$—	$13	$—	$—	$12	$0.03
Separation costs (pre-tax)	2	10	(12)	—	—	—	—	(12)	(0.04)
Network optimization (pre-tax)	101	—	(101)	—	—	—	—	(101)	(0.28)
Income tax impact applicable to adjustments, net*	—	—	—	—	—	(21)	—	21	0.06
Adjustments to adjusted basis	$112	$1	$(114)	$—	$13	$(21)	$—	$(81)	$(0.23)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 2
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended March 29, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,619	$579	$266	$620	$—	$3,083
Foreign currency impact	(5)	(9)	(43)	(81)	—	(138)
Organic net sales	$1,623	$589	$309	$701	$—	$3,222

Quarter ended March 30, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported net sales	$1,688	$599	$314	$600	$(1)	$3,200
Divestitures	—	—	—	—	—	—
Organic net sales	$1,688	$599	$314	$600	$(1)	$3,200

% change - 2025 vs. 2024:
Reported growth	(4.1)%	(3.4)%	(15.2)%	3.3%	n/m	(3.6)%
Foreign currency impact	(0.3)%	(1.6)%	(13.7)%	(13.6)%	n/m	(4.3)%
Currency-neutral growth	(3.8)%	(1.8)%	(1.5)%	16.9%	n/m	0.7%
Divestitures	—%	—%	—%	—%	n/m	—%
Organic growth	(3.8)%	(1.8)%	(1.5)%	16.9%	n/m	0.7%
Volume (tonnage)	(2.9)%	(3.5)%	(6.2)%	(0.3)%	n/m	(2.5)%
Pricing/mix	(0.9)%	1.7%	4.7%	17.2%	n/m	3.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 3
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended
	March 29, 2025	March 30, 2024
Reported gross profit	$1,059	$1,030
Mark-to-market	(9)	(10)
Separation costs	(2)	(2)
Network optimization	(6)	(101)
Adjusted gross profit	1,076	1,143
Foreign currency impact	(35)	—
Currency-neutral adjusted gross profit	$1,111	$1,143
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 4
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended
	March 29, 2025	March 30, 2024
Reported gross margin	34.3%	32.2%
Mark-to-market	(0.3)%	(0.3)%
Separation costs	(0.1)%	(0.1)%
Network optimization	(0.2)%	(3.1)%
Adjusted gross margin	34.9%	35.7%
Foreign currency impact	0.4%	—%
Currency-neutral adjusted gross margin	34.5%	35.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 5
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended March 29, 2025
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$305	$90	$19	$74	$(58)	$430
Mark-to-market	—	—	(4)	—	11	7
Separation costs	(4)	—	—	—	(1)	(5)
Network optimization	—	(6)	—	—	—	(6)
Proposed merger costs	—	—	—	—	(6)	(6)
Adjusted operating profit	$310	$97	$23	$74	$(62)	$441
Foreign currency impact	—	(1)	(4)	(8)	1	(13)
Currency-neutral adjusted operating profit	$310	$98	$27	$82	$(63)	$454

Quarter ended March 30, 2024
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellanova Consolidated
Reported operating profit	$335	$28	$27	$75	$(72)	$393
Mark-to-market	—	—	2	—	(3)	(1)
Separation costs	(10)	—	—	—	(2)	(12)
Network optimization	(31)	(70)	—	—	—	(101)
Adjusted operating profit	$376	$98	$25	$75	$(66)	$508

% change - 2025 vs. 2024:
Reported growth	(9.0)%	227%	(31.5)%	(1.7)%	19.3%	9.3%
Mark-to-market	—%	—%	(21.5)%	—%	19.6%	2.0%
Separation costs	1.4%	—%	(0.7)%	—%	1.9%	2.0%
Network optimization	7.3%	228%	—%	—%	—%	19.6%
Proposed merger costs	—%	—%	—%	(0.1)%	(8.3)%	(1.1)%
Business and portfolio realignment	—%	—%	0.1%	—%	(0.7)%	(0.1)%
Adjusted growth	(17.7)%	(1.0)%	(9.4)%	(1.6)%	6.8%	(13.1)%
Foreign currency impact	(0.1)%	(1.0)%	(16.7)%	(11.2)%	1.2%	(2.6)%
Currency-neutral adjusted growth	(17.6)%	—%	7.3%	9.6%	5.6%	(10.5)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 6
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin

	Quarter ended
	March 29, 2025	March 30, 2024
Reported operating margin	13.9%	12.3%
Mark-to-market	0.2%	—%
Separation costs	(0.2)%	(0.4)%
Network optimization	(0.2)%	(3.2)%
Proposed merger costs	(0.2)%	—%
Adjusted operating margin	14.3%	15.9%
Foreign currency impact	0.2%	—%
Currency-neutral adjusted operating margin	14.1%	15.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 7
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended
	March 29, 2025	March 30, 2024
Reported other income (expense)	$11	$43
Mark-to-market	(2)	13
Adjusted other income (expense)	$14	$31
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 8
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended
	March 29, 2025	March 30, 2024
Reported income taxes	$73	$82
Mark-to-market	1	3
Separation costs	—	(2)
Network optimization	(2)	(21)
Proposed merger costs	(1)	—
Adjusted income taxes	$74	$103
Reported effective tax rate	19.2%	23.2%
Mark-to-market	0.1%	0.1%
Separation costs	0.3%	0.1%
Network optimization	(0.1)%	0.4%
Proposed merger costs	(0.1)%	—%
Adjusted effective tax rate	19.0%	22.6%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellanova and Subsidiaries
Exhibit 9
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended
	March 29, 2025	March 30, 2024
Reported EPS	$0.87	$0.78
Mark-to-market (pre-tax)	0.01	0.03
Separation costs (pre-tax)	(0.02)	(0.04)
Network optimization (pre-tax)	(0.02)	(0.28)
Proposed merger costs	(0.02)	—
Income tax impact applicable to adjustments, net*	0.01	0.06
Adjusted EPS	$0.90	$1.01
Foreign currency impact	(0.03)	—
Currency-neutral adjusted EPS	$0.93	$1.01
Currency-neutral adjusted EPS growth	(7.9)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellanova and Subsidiaries
Exhibit 10
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Organic Net Sales Growth

Net sales % change - first quarter 2025 vs. 2024:
	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
North America
Snacks	(5.0)%	(0.2)%	(4.8)%	—%	(4.8)%
Frozen	0.3%	(0.4)%	0.7%	—%	0.7%
Europe
Snacks	(6.4)%	(1.6)%	(4.8)%	—%	(4.8)%
Cereal	0.2%	(1.5)%	1.7%	—%	1.7%
Latin America
Snacks	(8.9)%	(12.5)%	3.6%	—%	3.6%
Cereal	(18.6)%	(14.7)%	(3.9)%	—%	(3.9)%
AMEA
Snacks	(10.1)%	(3.2)%	(6.9)%	—%	(6.9)%
Cereal	(2.1)%	(4.4)%	2.3%	—%	2.3%
Noodles and other	20.4%	(31.8)%	52.2%	—%	52.2%

Kellanova and Subsidiaries
Exhibit 11
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	March 29, 2025	December 28, 2024
Notes payable	$586	$113
Current maturities of long-term debt	4	632
Long-term debt	5,027	4,998
Total debt liabilities	5,617	5,743
Less:
Cash and cash equivalents	330	694
Net debt	$5,287	$5,049

Significant items impacting comparability

Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market gain of $4 million and $12 million for the quarters ended March 29, 2025 and March 30, 2024, respectively.

Separation costs
The Company successfully completed the separation transaction on October 2, 2023. We incurred pre-tax charges related to the separation of $5 million and $12 million for the quarters ended March 29, 2025 and March 30, 2024, respectively.

Network optimization
Costs related to reorganizations to increase the productivity and efficiency of the Company's supply chain. As a result, we incurred pre-tax charges, primarily related to severance and asset impairment, of $6 million and $101 million for the quarters ended March 29, 2025 and March 30, 2024, respectively.

Proposed merger costs
In August 2024, the Company entered into a definitive agreement under which Mars has agreed to acquire Kellanova, subject to customary closing conditions, including the receipt of required regulatory approvals. In conjunction with the agreement, we incurred pre-tax charges, primarily related to legal and consulting costs, of $6 million for the quarter ended March 29, 2025.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.